Exhibit 99.1

Blackstone Reports Third Quarter Results

New York, October 15, 2015: Blackstone (NYSE:BX) today reported its third quarter 2015 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Blackstone produced strong Distributable Earnings in the third quarter, reaching a record for the nine-month period. Despite declines in the public markets that affected our Economic Net Income, underlying trends in our businesses and our portfolio companies remain favorable, which is what drives value ultimately. Recent market volatility should create opportunity for us and we have raised an industry-record $97 billion of capital over the past year to pursue such opportunities. We continue to deliver attractive returns for our limited partners across all of the alternative asset classes and, on the occasion of our 30th anniversary this month, we are as unwavering in this commitment as we were when the firm was founded.”

Blackstone issued a full detailed presentation of its third quarter 2015 results, which can be viewed at www.blackstone.com.

Distribution

Blackstone has declared a quarterly distribution of $0.49 per common unit to record holders of common units at the close of business on October 26, 2015. This distribution will be paid on November 2, 2015.

Quarterly Investor Call Details

Blackstone will host a conference call on October 15, 2015 at 11:00 a.m. ET to discuss third quarter 2015 results. The conference call can be accessed via the Investors section of Blackstone’s website at www.blackstone.com or by dialing +1 (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international), pass code 149 943 55#. For those unable to listen to the live broadcast, a replay will be available on www.blackstone.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), pass code 373 071 98#.

About Blackstone

Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible

The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

T 212 583 5000

capital to help companies solve problems. Our asset management businesses, with over $330 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Joan Solotar Blackstone Tel: +1 (212) 583-5068 solotar@blackstone.com	Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Peter Rose Blackstone Tel: +1 (212) 583-5871 rose@blackstone.com

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